UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                OCTOBER 31, 2007


                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)


          NEBRASKA                     001-31924               84-0748903
---------------------------------- -----------------  --------------------------
(State or other jurisdiction          (Commission           (I.R.S. Employer
     of incorporation)               File Number)         Identification No.)

                     121 SOUTH 13TH STREET
                           SUITE 201
                       LINCOLN, NEBRASKA                                 68508
------------------------------------------------------------------    ----------
              (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code (402) 458-2370


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On October 31, 2007, First National Life of the USA ("First National Life"), a wholly owned subsidiary of Nelnet, Inc. (the "Company"), entered into a Real Estate Purchase Agreement (the "Agreement") with Union Bank and Trust Company ("Union Bank"). Union Bank is a substantial shareholder of the Company and is controlled by Michael S. Dunlap, an executive officer, member of the Board of Directors, and a substantial shareholder of the Company, and Angela L. Muhleisen, a substantial shareholder of the Company and a sister of Mr. Dunlap. Mr. Dunlap has a significant ownership interest in Union Bank, and is non-executive chairman of Union Bank and a member of Union Bank's board of directors. Ms. Muhleisen also has a significant ownership interest in Union Bank, and is president and chief executive officer of Union Bank and a member of Union Bank's board of directors.

        The Agreement provides for the sale by First National Life to Union Bank of a building in Lincoln, Nebraska for $600,000. First National Life currently leases office space in that building to Union Bank for a total rental amount of approximately $70,000 per year. Union Title Company, an affiliate of Union Bank, will serve as escrow closing agent and title insurance agent under the Agreement. The Agreement is currently expected to close in December 2007, subject to completion of a due diligence review of the building and necessary regulatory approvals. A copy of the Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.


ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        On November 2, 2007, the Company issued a press release with respect to its earnings for the quarter ended September 30, 2007, which is furnished as
Exhibit 99.1 to this report. Additional information for the quarter, which is available on the Registrant's website at www.nelnetinvestors.com, is furnished as Exhibit 99.2.


ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

        On October 31, 2007, the Board of Directors of the Company elected Kathleen A. Farrell and Kimberly Rath as members of the Board until the Company's annual meeting of stockholders in May 2008. The Company's Nominating and Corporate Governance Committee recommended and nominated Ms. Farrell and Ms. Rath to the Board. The Board has affirmatively determined that Ms. Farrell and Ms. Rath are independent under the corporate governance standards of the New York Stock Exchange. In connection with her election to the Board, Ms. Farrell has been appointed to serve on the Company's Nominating and Corporate Governance Committee, and Ms. Rath has been appointed to serve on the Company's Compensation Committee.


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        There were no arrangements or understandings between Ms. Farrell and Ms.
Rath and any other person pursuant to which Ms. Farrell and Ms. Rath were elected to serve as a director, and there are and have been no transactions, either since the beginning of the Company's last fiscal year or currently proposed, regarding Ms. Farrell and Ms. Rath that are required to be disclosed under Item 404(a) of Regulation S-K.

        Non-Employee Directors of the Company are compensated for each Board meeting and committee meeting attended. The Company also pays an annual retainer of $50,000 to Non-Employee Directors. An additional annual retainer of $10,000 is paid to Non-Employee Directors who serve on each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, or the Executive Committee, as applicable. Pursuant to the Company's director compensation policy, Ms. Farrell and Ms. Rath will each receive pro rata cash retainers of $29,167 and $5,833 in connection with serving as a director and on a committee of the Board from their election and appointment until the Company's annual meeting of stockholders in May 2008, respectively. In addition, each will receive a fee of $1,000 for each Board meeting attended and $1,000 for each committee meeting attended.



ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

        (d) Exhibits. The following exhibits are filed or furnished as part of this report:

        Exhibit
          No.      Description
       ---------   -------------------------------------------------------------

          10.1 Real Estate Purchase Agreement dated as of October 31, 2007 between Union Bank and Trust Company and First National Life of the USA

          99.1 Press Release dated November 2, 2007 - "Nelnet Reports Strong Fee-based Revenue Growth"

          99.2     Additional Information Available on the Registrant's Website




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 2, 2007

                                  NELNET, INC.




                                        By:     /s/ TERRY J. HEIMES
                                             -----------------------------------
                                             Name:    Terry J. Heimes
                                             Title:   Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.    Description

10.1 Real Estate Purchase Agreement dated as of October 31, 2007 between Union Bank and Trust Company and First National Life of the USA

99.1 Press Release dated November 2, 2007 - "Nelnet Reports Strong Fee-based Revenue Growth"

99.2           Additional Information Available on the Registrant's Website